NOTA KESEPAHAMAN ANTARA DIREKTORAT JENDERAL MINERAL DAN BATUBARA KEMENTERIAN ENERGI DAN SUMBER DAYA MINERAL DAN PT FREEPORT INDONESIA TENTANG PENYESUAIAN KONTRAK KARYA	MEMORANDUM OF UNDERSTANDING BETWEEN DIRECTORATE GENERAL OF MINERAL AND COAL THE MINISTRY OF ENERGY AND MINERAL RESOURCES AND PT FREEPORT INDONESIA ON ADJUSTMENT OF THE CONTRACT OF WORK
Nota Kesepahaman ini dibuat dan ditanda tangani pada tanggal 25 Juli 2014 oleh dan antara:
1.    Pemerintah Republik Indonesia dalam hal ini diwakili Direktur Jenderal Mineral dan Batubara, Kementerian Energi dan Sumber Daya Mineral (selanjutnya disebut “Pemerintah”); dan
2.    PT Freeport Indonesia, sebuah perseroan terbatas yang telah didirikan secara sah menurut hukum Indonesia, berdomisili di Plaza 89, lantai 5, suite 501, Jl. H.R. Rasuna Said Kav. X-7 No. 6, Kuningan 12940, yang dalam perbuatan hukum ini diwakili oleh Rozik Boedioro Soetjipto, selaku Presiden Direktur (selanjutnya disebut ”Perusahaan”).
(Pemerintah dan Perusahaan bersama-sama selanjutnya disebut ”Para Pihak”).

This Memorandum of Understanding is made and undersigned on July 25th, 2014 by and between:
1.    The Government of the Republic of Indonesia which in this matter is represented by the Director General of Mineral and Coal, Ministry of Energy and Mineral Resources (hereinafter referred to as the “Government”); and
2.    PT Freeport Indonesia, a limited liability company duly established based on the law of the Republic of Indonesia, having its address at Plaza 89, 5th floor, Jl. H.R. Rasuna Said Kav. X-7 No. 6, Kuningan 12940, which in this legal matter is represented by Rozik Boedioro Soetjipto as the President Director (hereinafter referred to as the “Company”).
(The Government and the Company together to be further referred to as the “Parties”).

BAHWA, berdasarkan Pasal 169 (a) dan (b) Undang-Undang Nomor 4 Tahun 2009 tentang Pertambangan Mineral dan Batubara (UU Nomor 4 Tahun 2009), KK masih tetap berlaku sampai dengan masa berakhirnya KK tersebut, namun demikian beberapa ketentuan didalam KK tersebut akan diubah.

BAHWA, Para Pihak membuat dan menandatangani Kontrak Karya pada tanggal 30 Desember 1991 dimana Perusahaan melakukan kegiatan Pertambangan yang berlokasi di Provinsi Papua (“KK”).

WHEREAS, Article 169 (a) and (b) of Law Number 4 Year 2009 on Mineral and Coal Mining (Law No. 4 Year 2009 states that the COW remains valid until the expiration of its term, however certain points of the provisions under the COW will be amended .

WHEREAS, the Parties made and entered into a contract of work on 30 December 1991 pursuant to which the Company conducts mining activities located in Papua Province (hereinafter referred to as the “COW”);

OLEH KARENANYA Para Pihak menyepakati ke-empat hal sebagai berikut:

1.    Para Pihak akan menegosiasikan sebuah KK Perubahan yang memuat perubahan- perubahan aturan mengenai Wilayah KK, Penerimaan Negara, Pengolahan dan Pemurnian Dalam Negeri, Divestasi, dan Penggunaan Tenaga KErja Lokal serta Barang dan Jasa Dalam Negeri, yang merefleksikan hasil-hasil perundingan yang diuraikan di bawah ini.

NOW THEREFORE, the Parties agree to the following four points:

1.    The Parties will negotiate an amended COW, to address the provisions of: COW Area, State Revenue, Domestic Processing and Refining, Divestment, and Utilization of Local Manpower, Domestic Goods, and Services reflecting the results of discussion set out below.

2.    Perusahaan akan mengikuti aturan dalam Peraturan Menteri Keuangan No. 76 tenlang Perubahan Ketiga atas Peraturan Menleri Keuangan Nomor 75/PMK.011/2012 tentang Penetapan Barang Ekspor Yang Dikenskan Bea Keluar dan Tarif Bea Keluar.

3.    Perusahaan akan membayar jaminan kesungguhan pembangunan smelter sebesar US$115 juta, sebagaimana dijelaskan di bawah ini.
4.    Perusahaan akan membayar royalti sebagaimana dimaksudkan dalam poin Penerimaan Negara, nomor 3(b), di bawah ini, mulai tanggal berlakunya Nota Kesepahaman ini, sebagaimana diurakan di bawah ini.

DAN SELANJUTNYA OLEH KARENANYA, akan menuangkan hasil pembahasan untuk amandemen KK dalam Nota Kesepahaman ini sebagai berikut:

2.    The Company will comply with the Ministry of Finance Regulation No. 76 Concerning Third Amendment of The Minister of Finance Regulation Number 75/PMK.011/2012 Concerning Determination of Export of Goods That Are Subject to Export Duties and Export Duty Tariffs.

3.    The Company will deposit a smelter surety bond of US$115 million, as discussed below.

4.    The Company will pay royalties as referred to in point State Revenue No. 3(b) below, beginning upon the execution of this MOU as described below.

AND FURTHER THEREFORE to put in writing the results of the discussion for amending the COW into a Memorandum of Understanding as follows:

1.    WILAYAH KK

Para Pihak sepakat bahwa Wilayah Kontrak sebagaimana dijelaskan pada Lampiran “A” dari Kontrak tersebut akan dikurangi. Wilayah yang akan dipertahankan oleh Perusahaan seluas 127.000 Ha (seratus dua puluh tujuh ribu hektar) dan akan terdiri dari:
-    10.000 Ha (sepuluth ribu hektar) Wilayah Kontrak Blok A, dan
-    117.000 Ha (seratus tujuh belas ribu hektar) Wilayah Kontrak Blok B.
Wilayah Kontrak yang dimodifikasi tersebut sebagaimana peta baru terlampir.

Para Pihak dapat memahami keinginan Pemerintah Daerah untuk mengelola sebagian dari Wilayah Kontrak Karya Blok B Perusahaan yang diciutkan yaitu blok Hitalipa seluas 17.330 Ha (tujuh belas ribu tiga ratus tiga puluh hektar).

1. COW AREA

The Parties agree that the Contract Area defined in Annex “A” of the COW will be reduced. The area to be retained by the Company shall comprise 127,000 hectares (one hundred and twenty-seven thousand hectares), and shall consist of:
-    10,000 Ha (ten thousand hectares) of Contract Area Block A, and
-    117,000 Ha (one hundred seventeen thousand hectares) of Contract Area Block B.
The modified Contract Area is depicted on the new map attached.

The Parties acknowledge the aspiration of the Local Government to manage part of Company’s relinquished Contract Area Block B area, i.e. Hitalipa block with the size of 17,330 Ha (seventeen thousand three hundred thirty hectares).

2.    KELANJUTAN OPERASI PERTAMBANGAN

Sebelum masa operasi produksi awal KK berakhir pada tahun 2021, berdasarkan Pasal 169 Undang-Undang No. 4 Tahun 2009 yang mengatur bahwa Kontrak Karya yang telah ada sebelum berlakunya Undang-Undang ini tetap diberlakukan sampai berakhirnya kontrak dan harus disesuaikan dengan ketentuan Undang-Undang, Pasal 170 Undang-Undang No. 4 Tahun 2009 yang mengatur Pemegang Kontrak Karya yang sudah berproduksi wajib melakukan pemurnian di dalam negeri dan Pasal 112 angka 2 Peraturan

2.    MINING BUSINESS CONTINUATION

Before the end of the COW’s initial term in year 2021, based on Article 169 Law No. 4 Year 2009 which provides that the Contract of Work that has existed prior to the this Law applies remain in effect until the expiration of the contract and must be adjusted with the Law, Article 170 Law No. 4 Year 2009 which provides that Holder of the Contract of Work that have produced is obliged to conduct refining domestically, and Article 112 number 2 of Government Regulation No. 23 Year

Pemerintah No. 23 Tahun 2010 dimana Perusahaan mempunyai hak untuk mengajukan permohonan keberlanjutan operasi pertambangan dalam bentuk Izin Usaha Pertambangan Khusus (IUPK) untuk jangka waktu 2 x 10 (sepuluh) tahun, dengan tahapan sebagai berikut:

1)    2 (dua) tahun sebelum berakhirnya masa operasi produksi awal KK, Perusahaan dapat mengajukan permohonan kelanjutan operasi pertambangan untuk jangka waktu 1 x 10 (sepuluh) tahun. Dengan mempertimbangkan investasi yang telah dan akan ditanamkan melalui pengembangan Tambang Bawah Tanah dan pembangunan fasilitas pengolahan dan pemurnian untuk memenuhi ketentuan Pasal 170 Undang-Undang Pertambangan Mineral dan Batubara dalam rangka menjamin tersedianya pasokan konsentrat dalam jangka panjang, maka Perusahaan wajib memenuhi kewajibannya dalam amandemen KK sebagai berikut:
a.    pengolahan dan pemurnian dalam negeri,
b.    kewajiban penggunaan tenaga kerja lokal, barang-barang dan jasa dalam negeri,
c.    penyesuaian luas wilayah sesuai ketentuan peraturan perundang-undangan,
d.    penerimaan Negara,
e.    divestasi, dan
f.    persyaratan administratif, teknis, finansial dan pengelolaan lingkungan.
Sepanjang Perusahaan telah memenuhi seluruh kewajiban sebagaimana tersebut di atas, dan Pemerintah telah melakukan evaluasi kinerja terkait kewajiban-kewajiban sebagaimana tersebut di atas, dan menyampaikan perhatian-perhatiannya dengan memberikan pemberitahuan dan waktu yang wajar kepada Perusahaan untuk menyelesaikan segala hal yang menjadi perhatian, Pemerintah tidak akan menahan atau menunda  persetujuan kelanjutan operasi Perusahaan secara tidak wajar.

2010 in which the Company has the right to submit application of the mining operation continuation in form of Special Mining Business License (IUPK) for period of 2 x 10 (ten) years, with the following stages:

1)    2 (two) years before of the expiration of the COW’s initial term, the Company shall be entitled to submit application of mining operation continuation for a term of 1 x 10 (ten) years. By considering the investments that have been made and will be made through the development of underground mining and the processing and refining facility construction to fulfill provisions of Article 170 of the Law of Mineral and Coal Mining in the frame work to assure long term availability of concentrates supply, hence the Company is obliged to comply with its obligation under the COW amendment as follows:
a. Domestic processing and refining;
b. Obligation of utilization of domestic workforce, goods and services;
c. Operation area in accordance with the provisions of the Law and regulations;
d. State income;
e Divestment; and
f. The requirements of administrative, technical, financial and environmental management.
As long as the Company has fulfilled all obligations as set forth above, and the Government has conducted monitoring and evaluation of performance related to the above obligations, and conveyed its concerns by providing reasonable notification and sufficient time to the Company to resolve all matters that became a concern, the Government will not unreasonably withhold or delay approval of the Company’s operation continuation.

2) 2 (dua) tahun sebelum berakhirnya IUPK sebagaimana dimaksud di atas, Perusahaan dapat memohon kelanjutan operasi pertambangan untuk jangka waktu selama 1 x 10 (sepuluh) tahun, sepanjang Perusahaan telah memenuhi persyaratan administratif, teknis, finansial dan pengelolaan lingkungan sesuai dengan ketentuan peraturan perundang-undangan, Pemerintah tidak akan menahan atau menunda persetujuan kelanjutan operasi Perusahaan secara tidak wajar.

3)     Ketentuan-ketentuan di atas akan dirundingkan lebih lanjut oleh Para Pihak untuk memperhitungkan kebutuhan Perusahaan akan jaminan ketentuan-ketentuan legal dan fiskal bagi kelanjutan operasi sesudah 2021 agar dapat melanjutkan program investasi berskala besar untuk pengolahan cadangannya.

2) 2 (two) years before the expiration of the IUPK as referred to above, the Company may apply for mining operation continuation for a term of 1 x 10 (ten) years, as long as the Company has fulfilled the requirements of administrative, technical, financial and environmental management in accordance with the provisions of the laws and regulations, the Government will not unreasonably withhold or delay approval of the Company’s operation continuation.

3)    The above provisions will be further negotiated between the Parties to take into consideration the Company’s need for assurance of legal and fiscal terms for operation continuation post 2021 for it to continue with its large scale investment program for the development of its reserves.

3.    PENERIMAAN NEGARA
Dalam hal Penerimaan Negara, Para Pihak sepakat bahwa hal-hal berikut akan menjadi pertimbangan dalam negosiasi KK Perubahan:

A.    Tarif PPh Badan dan tata cara perhitungannya ditetapkan nailed down sesuai dengan ketentuan KK;

B.    Royalti, Sejak penandatanganan Nota Kesepahaman, Perusahaan bersedia meningkatkan tarif Royalti atas tembaga, emas dan perak dari tarif-tarif sebagaimana diatur dalam Pasal 13 ayat 2 KK menjadi tarif-tarif diatur dalam Peraturan Pemerintah Nomor 9 Tahun 2012, menjadi 4% untuk tembaga, 3.75% untuk emas dan 3.25% untuk perak sampai berakhirnya KK.
C.    Iuran Tetap (Deadrent), akan mengikuti ketentuan yang tercantum dalam Peraturan Pemerintah Nomor 9 Tahun 2012, dan akan berlaku sampai berakhirnya KK;
D.    Pajak lainnya, dan retribusi sesuai dengan undang-undang dan peraturan yang berlaku, terdiri dari:
1.    Pemotongan atas PPh karyawan;
2.    Pemotongan dari PPh atas bunga, dividen, sewa, jasa teknik, jasa manajemen, dan jasa lainnya;
3.    Pajak Periambahan Nilai;
4.    Bea Materai;
5.    Bea Masuk;
6.    Pajak Bumi dan Bangunan;
7.    Pemenuhan kewajiban pajak.

E.    Devisa Hasil Ekspor wajib diterima melalui bank di Indonesia yang dilaksanakan sesuai dengan ketentuan Bank Indonesia No. 16/10/PBI/2014 tentang Perubahan lerkini atas Peraturan Bank Indonesia No. 13/20/PBI/2011 tentang Penerimaan Devisa Hasil Ekspor dan Penarikan Pinjaman Luar Negeri.

Penerimaan Negara terkait dengan Royalti dan Iuran Tetap, sebagaimana yang telah disepakati di atas, berlaku efektif sejak nota kesepahaman ini ditandatangani.

3. STATE REVENUE

With regard to the State Income, the Parties agree that the following items will be taken into account in the negotiations of the Amended COW:
A.    Rate of the Corporate Income Tax and its calculation method is determined nailed down in accordance with the COW;
B.    Royalty, Upon signing the MOU, the Company is willing to increase the Royalty rates for copper, gold, and silver from the rates set forth in Article 13 paragraph 2 of the COW to the rates specified in the Government Regulation Number 9 Year 2012 to 4% for copper, 3.75% for gold, and 3.25% for silver until the end of the COW.
C.    Iuran Tetap (Deadrent), will follow the provisions set forth under the Government Regulation Number 9 Year 2012, and will be effective until the end of the COW.
D.    Other taxes and duties, in accordance with prevailing law and regulations, consisting of:
1.    Personal income tax;
2.    Withholding taxes on interest, dividends, rental, technical service, management service and other services;
3.    Value Added Tax;
4.    Stamp duty;
5.    Import duty;
6.    Land and Building Tax (PBB;
7.    Tax compliance.

E.    Proceeds from Sales. shall be received through an Indonesian Bank and will be conducted according to the regulation of Bank Indonesia No. 16/10/PBI/2014 on the Latest Revision of Bank of Indonesia Regulation No. 13/20/PBI/2011 on Proceeds from Sales and Withdrawal of Foreign Loan

State revenue in regard to royalty and dead rent, as have been agreed to above, will enter into force upon signing of the MOU.

4.    PENGOLAHAN DAN PEMURNIAN DALAM NEGERI

Perusahaan mendukung kebijakan dan aturan dalam Undang-undang dan peraturan mengenai pengolahan dan pemurnian hasil penambangan di dalam negeri, maka dengan demikian berkomitmen untuk membangun pabrik pengolahan dan melakukan pemurnian di dalam negeri.
Pemerintah mengakui ketentuan-ketentuan di atas akan diruningkan lebih lanjut oleh Para Pihak dengan memperhitungkan kebutuhan Perusahaan akan jaminan legal dan fiskal untuk kelanjutan operasi agar Perusahaan dapat menjalankan kewajibannya sebagaimana disebutkan di atas.
Perusahaan bersama dengan mitra-mitra lainnya yang terlibat, akan menegosiasikan pembagian biaya yang adil melalui kontribusi keuangan oleh Perusahaan (dan mitra lainnya, jika ada) dan insentif fiskal keuangan yang disediakan oleh Pemerintah.
Dalam rangka untuk melanjutkan ekspor dan menghindari dampak yang sangat merugikan pada operasi, tenaga kerja dan masyarakat setempat dan pemangku kepentingan lainnya, Perusahaan akan membayar Bea Keluar dan jaminan kesungguhan pembangunan fasilitas pemurnian,.
Perusahaan akan menempatkan jaminan kesungguhan sebesar 5% (lima persen) dari nilai investasi pembangunan fasilitas pemurnian (Estimasi US$2.3 miliar). Jaminan kesungguhan tersebut dapat dicairkan seiring dengan kemajuan pembangunan fasilitas pemurnian sesuai dengan ketentuan peraturan perundang-undangan.
Bea Keluar yang harus dibayar oleh Perusahan akan didasarkan pada besaran yang diatur dalam Peraturan Menteri Keuangan No. 76 Tentang Perubahan Ketiga atas Peraturan Menteri Keuangan Nomor 75/PMK.011/2012 tentang Penetapan Barang Ekspor Yang Dikenakan Bea Keluar dan Tarif Bea Kaluar.
Sesudah ditandatanganinya Nota Kesepahaman ini, Pemerintah akan memberikan seluruh rekomendasi dan ijin yang diperlukan agar dapat menyetujui dan memperbolehkan Perusahaan mengekspor dan menjual konsentrat tembaga.

4. DOMESTIC PROCESSING AND REFINING

The Company supports the policy and provisions of the Law and regulations on processing and refining of domestic mining products, as such is committed to construct a processing facility and conduct inland refining.
The above provision will be further negotiated between the Parties to take into consideration the Company’s need for assurance of legal and fiscal certainty for operation continuation for the Company to implement its above-mentioned obligation.
The Company together with any other partners involved will negotiate an equitable sharing of costs through financial contributions by the Company (and other partners, if any) and fiscal financial incentives to be provided by the Government.
In the course of resuming exports and avoiding highly detrimental impacts to the operation, workforce and local community as well as other stakeholders, the Company will pay an Export Duty and a Smelter Surety Bond for the refining facility development.
The Company will place a Smelter Surety Bond at 5% (five per cent) of the refining facility construction investment (Estimate US$2.3 billion). The Smelter Surety Bond will be disbursed in pace with the progress of the refining facility development in accordance with the provisions of the Law and regulations.
The export duty to be paid by the Company will follow the rates as stipulated by the Finance Minister Regulation No. 76 Concerning Third Amendment of The Minister of Finance Regulation Number 75/PMK.011/2012 Concerning Determination of Export of Goods That Are Subject to Export Duties and Export Duty Tariffs.
Upon execution of this MOU, the Government will grant all recommendations and permits needed to approve and allow the Company to export and sell copper concentrates.

5.    DIVESTASI

Dalam menegosiasikan KK Perubahan, Para Pihak sepakat bahwa kewajiban Divestasi adalah sebagai berikut :
1)    Terhadap Penambangan bawah tanah sebesar 30% yang dilakukan secara bertahap, yaitu:
a.    Sampai dengan 20%, paling lambat 1 (satu) tahun sejak Perubahan Ketiga Peraturan Pemerintah Nomor 23 Tahun 2010 diundangkan;
Perusahaan akan menawarkan divestasi saham sebesar 10,64% kepada Pemerintah, sehingga dalam jangka 1 (satu) tahun jumlah saham Peserta Indonesia menjadi 20%, pada harga yang wajar (fair value).
Apabila Pemerintah tidak berminat, maka dalam jangka waktu selambat-lambatnya 3 (tiga) tahun, Perusahaan dapat menawarkan kepada Peserta Indonesia lain termasuk pencatatan di bursa efek Indonesia berdasarkan Peraturan Pemerintah Nomor 23 Tahun 2010 dan perubahan dan turunannya pada harga yang wajar (fair value)
b.    Sebesar 10%, pada tahun berjalan paling lambat 5 (lima) tahun sejak Perubahan Ketiga Peraturan Pemerintah Nomor 23 Tahun 2010 diundangkan.
Perusahaan akan menawarkan tambahan divestasi saham sebesar 10% kepada Pemerintah dalam jangka waktu 5 (lima) tahun sejak Perubahan Ketiga Peraturan Pemerintah Nomor 23 Tahun 2010 diundangkan, sehingga total saham Peserta Indonesia pada akhir tahun kelima adalah 30% dengan harga yang wajar (fair value)
Apabila Pemerintah tidak berminat, maka Perusahaan dapat menawarkan kepada Peserta Indonesia lain berdasarkan Peraturan Pemerintah Nomor 23 Tahun 2010 dan perubahan turunannya pada harga yang wajar (fair value)
2)    Saham yang sudah listing di Bursa Saham Indonesia dapat diakui sebagai peserta Indonesia paling banyak sebesar 20%.
3)    Setiap penerbitan saham baru atau pengalihan saham kepada Peserta Indonesia membawa kewajiban partisipasi dalam pembiayaan pemegang saham di masa depan dan kegagalan untuk berpartisipasi akan mengakibatkan dilusi saham secara proporsional. Perusahaan wajib untuk menawarkan kepada Peserta Indonesia lainnya porsi saham yang terdilusi akibat ketidakikutsertaan Peserta Indonesia untuk berpartisipasi dalam hal terjadi peningkatan modal di masa depan.

5. DIVESTMENT

In negotiating the Amended COW, the parties agree that the Divestment obligation will be as follows:

1)    As an underground mining operation, the divestment will be at 30%, which will be conducted in stages, i.e.:
a.    Up to 20%, within 1 (one) year following the issuance of the third revision of Government Regulation No. 23 Year 2010; The Company will offer incremental divestment of 10.64% to the Government to reach 20% at agreed fair value within 1 (one) year.
In the event the Government is not interested, then within 3 (three) years, the Company may offer to other Indonesian Nationals, including listing on the Indonesian Stock Exchange in accordance with Government Regulation No. 23 Year 2010 and its revisions and derivatives at fair value.
b.    At 10% within 5 (five) years following the issuance of the third revision of the Government Regulation No. 23 Year 2010. The Company will offer such additional 10% divestment to the Government within 5 (five) years following the issuance of the third revision of the Government Regulation No. 23 Year 2010, so that the total participation of Indonesian Nationals at the end of the fifth year reaches 30% at fair value.
In the event the Government is not interested, then the Company may offer to other Indonesian Nationals in accordance with Government Regulation No. 23 Year 2010 and its revisions and derivatives at fair value at fair value.
2) Shares listed on the Indonesia Stock Exchange will be admitted as Indonesian Nationals not to exceed 20%.
3) Every issuance of new shares or transfer of shares to Indonesian Participant carries the participation obligation in financing of shareholders in the future, and failure to participate will cause a proportional dilution of shares. The Company is obliged to offer the diluted shares portion due to non-participation of Indonesian Participants in the event of increase of capital in the future to other Indonesian Participants.

6.    PENGGUNAAN TENAGA KERJA LOKAL SERTA BARANG DAN JASA DALAM NEGERI

Perusahaan berkomitmen untuk mengutamakan pemanfaatan tenaga kerja lokal dan barang dalam negeri, serta menggunakan perusahaan jasa pertambangan lokal dan/atau nasional yang terdaftar

6. USE OF LOCAL MANPOWER, AND DOMESTIC GOODS AND SERVICES

The Company is committed to prioritize utilization of local manpower, domestic goods as well as use of the registered local and/or national mining service companies.

Kesepakatan untuk membayar bea keluar, aminan pabrik peleburan dan royalt akan berlaku sejak penanda-tanganan Nota Kesepahaman ini dan persetujuan Pemerintah untuk meiakukan ekspor. Tidak ada ketentuan lain di dalam KK akan diubah sampei diselesaikannya Amandemen KK dimana Para Pihak sepakat untuk menyelesaikannya dalam waktu 6 (enam) bulan sejak penanda-tanganan Nota Kesepahaman ini.

This agreement to pay export duties, the Smelter Surety Bond and royalties described above will take effect upon signing of this MOU and Government approval to export. No other provisions of the COW will be changed until the finalization of an Amended COW which the Parties agree to be completed within six months of signing the MOU.

Para Pihak mengakui bahwa Nota Kesepahaman ini tidak menghilangkan hak dan kewajiban Para Pihak sebagaimana tercantum dalam KK.	The Parties recognize that this Memorandum of Understanding does not waive the rights and obligation of both Parties as set forth in the COW.
Nota Kesepahaman ini dibuat dalam Bahasa Indonesia dan Bahasa Inggris.	This Memorandum of Understanding is drawn up in Bahasa Indonesia and English.
DEMIKIANLAH, Nota Kesepahaman ini ditandatangani dan dibuat dalam 2 (dua) rangkap asli untuk masing-masing pihak.	IN WITNESS WHEREOF, this Memorandum of Understanding is signed and made in 2 (two) duplicates; each document an original for each party.
Atas nama Pemerintah Direktur Jenderal Mineral dan Batubara Kementerian Energi dan Sumberdaya Mineral Republik Indonesia /s/ Dr. R. Sukhyar (Dr. R. Sukhyar)	On behalf of the Company Presiden Direktur PT Freeport Indonesia /s/ Rozik B. Soetjipto (Rozik B. Soetjipto)